UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 April 30, 2019 Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION	23-2990190
(a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (800) 483-3220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CRR §240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
EXELON CORPORATION;
Common Stock, without par value	EXC	New York and Chicago
Series A Junior Debt Subordinated Debentures	EXC22	New York

Section 5 - Corporate Governance and Management
Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 30, 2019, Exelon held its annual meeting of shareholders. The following tables present the final results of voting on each of the matters submitted to a vote of security holders during Exelon’s annual meeting of shareholders:

1.	Election of Directors.

Director	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Anthony K. Anderson	724,847,338	5,914,720	1,893,102	94,783,576
Ann C. Berzin	728,327,395	2,609,701	1,718,064	94,783,576
Laurie Brlas	728,371,961	2,557,427	1,725,772	94,783,576
Christopher M. Crane	726,933,041	3,826,885	1,895,234	94,783,576
Yves C. de Balmann	713,321,233	17,400,357	1,933,570	94,783,576
Nicholas DeBenedictis	708,026,532	22,749,301	1,879,327	94,783,576
Linda P. Jojo	718,482,687	12,376,956	1,795,517	94,783,576
Paul L. Joskow	718,861,313	11,901,411	1,892,436	94,783,576
Robert J. Lawless	712,419,006	18,334,540	1,901,614	94,783,576
Richard W. Mies	725,679,689	5,063,588	1,911,883	94,783,576
Mayo A. Shattuck III	702,323,618	21,963,496	8,368,046	94,783,576
Stephen D. Steinour	407,879,769	322,312,214	2,463,177	94,783,576
John F. Young	728,390,584	2,393,347	1,871,229	94,783,576

2.	Ratification of PricewaterhouseCoopers LLP as Exelon’s Independent Accountant for 2019.

FOR	AGAINST	ABSTAIN
810,909,622	14,711,715	1,817,399

3.	The advisory vote on Exelon’s 2018 executive compensation.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
659,049,422	69,382,288	4,223,450	94,783,576

4.	Shareholder proposal from Burn More Coal.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
11,855,060	712,497,110	8,302,990	94,783,576

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ JOSESPH NIGRO
Joseph Nigro
Senior Executive Vice President and Chief Financial Officer
Exelon Corporation
May 3, 2019